Exhibit 107.1
CALCULATION OF FEES TABLE
FORM 424(b)(5)
ARMOUR RESIDENTIAL REIT, INC.
(Exact name of registrant as specified in its charter)
Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
	Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.001 par value	Rule 457(r) and Other (1)	11,671,257(2)	19.315 (1)	225,430,328.96	0.00014760	33,273.52	N/A	N/A	N/A	N/A
	Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Total Offering Amounts					225,430,329		33,273.52
	Total Fees Previously Paid							0.00
	Total Fee Offsets							32,604.47
	Net Fee Due							669.05

(1)Calculated in accordance with Rule 457(c) and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), based upon the average of the high and low price per share of the common stock of ARMOUR Residential REIT, Inc. (the “Registrant”) as reported on the New York Stock Exchange on June 17, 2024.
(2)Represents the 11,671,257 shares of common stock of the Registrant..

Exhibit 107.1
Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
	Rules 457(b) and 0-11(a)(2)
Fee Offset Sources
	Rule 457(p)
Fee Offset Claims	ARMOUR Residential REIT, Inc.	424(b)(5)	333-253311	October 25, 2023		$32,604.47 (1)	Equity	Common Stock, $0.001 par value	11,671,257	$295,866,364.95

Fee Offset Sources	ARMOUR Residential REIT, Inc.	424(b)(5)	333-253311		July 26, 2023						$41,903.55 (1)

(1)On July 26, 2023, the Registrant filed a prospectus supplement (the “First Prospectus Supplement”) to the Registrant’s Registration Statement (the “Registration Statement”) on Form S-3 (Registration No. 333-253311) filed with the Securities and Exchange Commission on February 19, 2021 under the Securities Act, pursuant to which the Registrant paid a filing fee (the “Initial Filing Fee”) of $41,903.55 in connection with the registration of 15,000,000 shares of common stock of the Registrant, as adjusted for the one-for-five reverse stock split of the Registrant’s common stock, effective on September 29, 2023. On October 25, 2023, the Registrant filed an additional prospectus supplement (the “Second Prospectus Supplement”) to the Registration Statement, in connection with which the Registrant offset the $25,736.80 filing fee due thereunder with respect to the 11,671,257 shares of common stock of the Registrant that remained unsold (the “Initial Unsold Shares”) under the First Prospectus Supplement at the time of filing the Second Prospectus Supplement against the $32,604.47 portion (the “Attributable Portion”) of the Initial Filing Fee associated with the Initial Unsold Shares pursuant to Rule 457(p) under the Securities Act. All of the Initial Unsold Shares remain unsold and all of the Attributable Portion is available to offset registration fees payable pursuant to this prospectus supplement. The offerings made by the First Prospectus Supplement and Second Prospectus Supplement have been terminated. Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the registration fee due under this prospectus supplement using the previously paid but unused Attributable Portion associated with the Second Prospectus Supplement. Accordingly, a filing fee of $669.05 is due.